UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 8, 2017

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California, 94568-7579
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On March 8, 2017, the Board of Directors (the “Board”) of Ross Stores, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The full text of the amendments is attached hereto as Exhibit 3.3. The amendments take effect immediately.

The principal change to the Bylaws as a result of the amendments is to implement “proxy access.” The amendments provide procedures through which eligible stockholders may have their director nominations included in the Company’s proxy, proxy statement, and related materials for its annual stockholder meetings. Under the Company’s Bylaws as amended, a stockholder or a group of up to 20 stockholders that has continuously owned for at least three years 3% or more of the Company’s common stock, may nominate and cause to be included in the Company’s proxy materials for an annual meeting of stockholders, up to the greater of two director candidates or 20% of the total authorized number of directors then serving on the Board, provided that such stockholder(s) and nominee(s) also meet the various notice, timeliness, eligibility, disclosure, and other requirements set forth in the Company’s Bylaws. The amendments to the Bylaws also include other ministerial, section numbering, clarifying, and conforming revisions.

The foregoing description of the amendments to the Ross Stores, Inc. Amended and Restated Bylaws is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the text of the amendments to the Bylaws, which is attached hereto as Exhibit 3.3 and incorporated by reference herein. The Amended and Restated Bylaws as in effect prior to these amendments (amended January 23, 2013; corrected August 11, 2016) are attached as Exhibit 3.2 to the Form 10-Q filed by the Company for its quarter ended July 30, 2016.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.3	Amendments adopted March 8, 2017 to the Ross Stores, Inc. Amended and Restated Bylaws (as amended January 23, 2013; as corrected August 11, 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 10, 2017

ROSS STORES, INC.
Registrant

By:	/s/K. Jew
Ken Jew
Senior Vice President, General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
No.	Description

3.3	Amendments adopted March 8, 2017 to the Ross Stores, Inc. Amended and Restated Bylaws (as amended January 23, 2013; as corrected August 11, 2016).